Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in this Form 10-KSB of our report dated June 18, 2003 except for note 13, for which the date is August 6, 2003 on the financial statements of Vector Energy Corporation as of April 30, 2003 and 2002, and for each of the two years then ended, and to references to our firm as accounting and auditing experts.



                                      /s/  COMISKEY & COMPANY
                                           PROFESSIONAL CORPORATION


Denver, Colorado
August 11, 2003